UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-10763	63-0821819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Allentown Parkway, Allen, Texas		75002
(Address of principal executive offices)		(Zip Code)

(972) 390-9800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 18, 2012, Atrion Corporation (the “Company”) held its 2012 annual meeting of stockholders.  At the annual meeting, there were 1,852,200 shares represented in person or by proxy, or 92.2% of the shares outstanding and entitled to vote as of the record date, which constituted a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1:  Election of Directors.

Hugh J. Morgan, Jr. was elected as director to serve until the annual meeting of stockholders to be held in 2015.  The voting was as follows:

	For	Withheld	Broker Non- votes
Hugh J. Morgan, Jr.	1,420,927	40,999	390,274

Item 2.  Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Accountant for 2012.

The appointment of Grant Thornton, LLP as the Company’s independent accountant for 2012 was ratified with 1,840,948 votes in favor, 6,247 votes against and 5,005 abstentions.

Item 3:  Advisory Vote to Approve the Compensation of Executive Officers.

The compensation of the Company’s executive officers was approved, on an advisory basis, with 1,408,252 votes in favor, 45,414 votes against, 8,260 abstentions and 390,274 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

	By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and
Secretary and Treasurer

Date: May 22, 2012